As filed with the Securities and Exchange Commission on March 22, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allison Transmission Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0414014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Allison Way

Indianapolis, IN 46222

(Address of Principal Executive Offices)

Allison Transmission Holdings, Inc. 2011 Equity Incentive Award Plan

Equity Incentive Plan of Allison Transmission Holdings, Inc.

(Full title of the plan)

Eric C. Scroggins

Vice President—General Counsel and Secretary

Allison Transmission Holdings, Inc.

One Allison Way

Indianapolis, IN 46222

(Name and address of agent for service)

(317) 242-5000

(Telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan, Esq. Jason M. Licht, Esq. Latham & Watkins LLP 555 11th Street NW Washington, DC 20004 (202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, to be issued under the Allison Transmission Holdings, Inc. 2011 Equity Incentive Award Plan	15,302,998 Shares(2)	$24.53(3)	$375,382,540.94	$43,018.84
Common Stock, par value $0.01 per share, to be issued under the Equity Incentive Plan of Allison Transmission Holdings, Inc.	14,864,059 Shares(4)	$13.40(5)	$199,178,390.60	$22,825.84
Total	30,167,057		$574,560,931.54	$65,844.68

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)	Represents 15,302,998 shares of common stock initially available for future issuance under the Allison Transmission Holdings, Inc. 2011 Equity Incentive Award Plan (the “2011 Plan”). To the extent outstanding stock options under the Equity Incentive Plan of Allison Transmission Holdings, Inc. (the “Prior Plan”) are forfeited or lapse unexercised, the shares of common stock subject to such stock options will be available for future issuance under the 2011 Plan.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices for the common stock as reported on the New York Stock Exchange on March 19, 2012.
(4)	Represents 14,864,059 shares of common stock subject to outstanding options under the Prior Plan as of March 22, 2012. Any shares of common stock that are subject to outstanding options under the Prior Plan which are forfeited or lapse unexercised will be available for issuance under the 2011 Plan.
(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the weighted average exercise price of stock options outstanding under the Prior Plan, which is $13.40 as of March 19, 2012.

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plans are granted, exercised, distributed and/or vested.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.*

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.*

* The documents containing the information specified in this Part I will be sent or given to participants in the 2011 Plan and Prior Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Allison Transmission Holdings, Inc. (the “Registrant”) hereby incorporates the following documents in this Registration Statement by reference:

(1)	The Prospectus filed by the Registrant on March 18, 2011 pursuant to Rule 424(b) under the Securities Act, relating to its Registration Statement on Form S-1, as amended (File No. 333- 172932) (the “IPO Registration Statement”); and

(2)	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on March 12, 2012 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Registrant’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

Our amended and restated certificate of incorporation filed as Exhibit 3.1 to the IPO Registration Statement, and incorporated herein by reference, provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provides for indemnification of the officers and directors to the full extent permitted by applicable law.

We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our amended and restated certificate of incorporation or amended and restated bylaws.

In addition, we entered into agreements to indemnify our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The form of such indemnification agreements is filed as Exhibit 10.9 to the IPO Registration Statement, and incorporated herein by reference.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Allison Transmission Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-172932)).

4.2	Amended and Restated Bylaws of Allison Transmission Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-172932)).

4.3	2011 Equity Incentive Award Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A dated June 16, 2011 (Registration No. 333-172932)).

4.4	Equity Incentive Plan of Allison Transmission Holdings, Inc. (Incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-172932)).

5.1	Opinion of Latham & Watkins LLP, with respect to the legality of the shares being registered (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages to this Registration Statement)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 22nd day of March, 2012.

ALLISON TRANSMISSION HOLDINGS, INC.

By:	/s/ Lawrence E. Dewey
Name: Lawrence E. Dewey
Title: Chairman of the Board, President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints David Graziosi and Eric Scroggins, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lawrence E. Dewey	Chairman of the Board, President and Chief	March 22, 2012
Lawrence E. Dewey	Executive Officer (Principal Executive Officer)

/s/ David S. Graziosi	Executive Vice President, Chief Financial Officer and Treasurer	March 22, 2012
David S. Graziosi	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brian A. Bernasek	Director	March 22, 2012
Brian A. Bernasek

/s/ Kosty Gilis	Director	March 22, 2012
Kosty Gilis

/s/ Gregory S. Ledford	Director	March 22, 2012
Gregory S. Ledford

/s/ Seth M. Mersky	Director	March 22, 2012
Seth M. Mersky

Signature	Title	Date

/s/ Thomas W. Rabaut	Director	March 22, 2012
Thomas W. Rabaut

/s/ Francis Raborn	Director	March 22, 2012
Francis Raborn

/s/ Richard V. Reynolds	Director	March 22, 2012
Richard V. Reynolds

EXHIBIT INDEX

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Allison Transmission Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-172932)).

4.2	Amended and Restated Bylaws of Allison Transmission Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-172932)).

4.3	2011 Equity Incentive Award Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A dated June 16, 2011 (Registration No. 333-172932)).

4.4	Equity Incentive Plan of Allison Transmission Holdings, Inc. (Incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-172932)).

5.1	Opinion of Latham & Watkins LLP, with respect to the legality of the shares being registered (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages to this Registration Statement)